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FOR IMMEDIATE RELEASE

             GENOME THERAPEUTICS ANNOUNCES EXTENSION OF OSTEOPOROSIS

                       GENOMICS ALLIANCE WITH WYETH-AYERST

WALTHAM, MASS., JULY 16, 2001 -- Genome Therapeutics Corp. (Nasdaq: GENE) announced today the extension of a genomics-based research collaboration to develop novel therapeutics for the prevention and treatment of osteoporosis with Wyeth-Ayerst Laboratories, the pharmaceutical division of American Home Products Corporation (NYSE: AHP). This alliance, which began in 1999, focuses on developing therapeutics for osteoporosis utilizing targets based on the characterization of a gene associated with a unique high bone mass trait. The extension provides for continuation of the sponsored research phase of the agreement at least through December 2002.

"The extension of our relationship with Genome Therapeutics and its unique gene discovery approach will allow us to continue pursuit of additional aspects of the high bone mass program, as well as the potential for an accelerated commercialization of a product to treat or prevent osteoporosis," said Robert Ruffolo, Ph.D., Executive Vice-President, Pharmaceutical Research and Development, at Wyeth-Ayerst Research.

Recently, Genome Therapeutics announced the receipt of milestone payments for the completion of a major advance in this alliance. A joint publication describing the scientific discoveries supporting this milestone is planned.

"We believe this extension substantiates the success of our research efforts and Wyeth-Ayerst's confidence in our abilities for this multi-year alliance," said Steven M. Rauscher, CEO and President of Genome Therapeutics. "It also helps to validate Genome Therapeutics' approach for genomics-based drug discovery in chronic human diseases."

Genome Therapeutics utilizes its established capabilities in positional cloning, bioinformatics and functional genomics in conjunction with Wyeth-Ayerst's strong genomic drug discovery capabilities, commitment to women's health, and its expertise in bone biology and the osteoporotic disease process to develop new pharmaceuticals through this alliance.


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Under the terms of the agreement, Wyeth-Ayerst paid Genome Therapeutics an up-front license fee and is funding a multi-year research program. Wyeth-Ayerst will make milestone payments and pay royalties on sales of therapeutic products developed from the collaboration. If the research program continues for its full term and substantially all of the milestone payments are met, total payments to Genome Therapeutics would exceed $118 million, excluding royalties.

Genome Therapeutics (www.genomecorp.com) is a genomics-based drug discovery company operating two lines of business: genomics services and biopharmaceuticals. The genomics services business focuses on services that enable other organizations to achieve their drug discovery objectives and includes the GTC Sequencing Center and the PathoGenome(TM) Database. The biopharmaceutical business focuses on the development of novel therapeutics, vaccines and diagnostics to solve major medical needs, through alliances with pharmaceutical companies including Schering-Plough, AstraZeneca, Wyeth-Ayerst and bioMerieux and a joint venture with ArQule.

STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT STRICTLY HISTORICAL ARE "FORWARD LOOKING" STATEMENTS AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. A NUMBER OF IMPORTANT FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR SUGGESTED IN THE FORWARD LOOKING STATEMENT, INCLUDING, BUT NOT LIMITED TO, THE ABILITY OF THE COMPANY AND ITS ALLIANCE PARTNERS TO (I) SUCCESSFULLY DEVELOP PRODUCTS BASED ON THE COMPANY'S GENOMIC INFORMATION, (II) OBTAIN THE NECESSARY GOVERNMENTAL APPROVALS, (III) EFFECTIVELY COMMERCIALIZE ANY PRODUCTS DEVELOPED BEFORE ITS COMPETITORS AND (IV) OBTAIN AND ENFORCE INTELLECTUAL PROPERTY RIGHTS, AS WELL AS THE RISK FACTORS DESCRIBED IN
EXHIBIT 99 OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED AUGUST 31, 2000 AND FROM TIME TO TIME IN THE COMPANY'S OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


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